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                                                                       EXHIBIT 5

                                    UST CORP.
                                 40 Court Street
                           Boston, Massachusetts 02108


                                   May 7, 1998


UST Corp.
40 Court Street
Boston, Massachusetts 02108

       Re:   UST CORP. REGISTRATION STATEMENT ON FORM S-4
             RELATING TO 9,200,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

      This opinion is rendered to you in connection with the filing by UST Corp., a Massachusetts corporation (the "Corporation") of its Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission, relating to the registration under the Securities Act of 1933 of 9,300,000 shares (the "Shares") of the Corporation's Common Stock, par value $0.625 per share (the "Common Stock"), filed with Securities and Exchange Commission on or about May 7, 1998, all of which Shares are to be issued to shareholders of Affiliated Community Bancorp, Inc. ("AFCB"), in connection with the Corporation's acquisition of AFCB, pursuant to the terms of an Affiliation Agreement and Plan of Reorganization, dated as of December 15, 1997 (the "Agreement"), among the Corporation. Mosaic Corp. and AFCB.

      In rendering this opinion as General Counsel of the Corporation, I and an attorney in my office acting under my direction have participated with the Corporation and its officers in the preparation, review and filing of the Registration Statement and the related proxy statement-prospectus (the "Proxy Statement-Prospectus") included therein, have examined other corporate documents and records, have made such examination of law, and have discussed with the officers and directors of the Corporation and its subsidiaries such questions of fact as we have deemed necessary or appropriate. We have also relied upon certificates and statements of such officers and directors as to factual matters and have assumed the genuineness of all signatures not known to us as well as the authenticity of all documents submitted to us as copies.

      Subject to the foregoing and to the approval of the Corporation's acquisition of AFCB by the Corporation's stockholders prior to the issuance of the Shares, it is my opinion that the Common Stock has been

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duly authorized and, upon the issuance thereof in accordance with the Agreement, will be validly issued, fully paid and non-assessable.

      I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Registration Statement and the related Proxy Statement-Prospectus.


                                     Very truly yours,


                                     /s/ Eric R. Fischer
                                     -------------------------
                                     Eric R. Fischer,
                                     Executive Vice President,
                                     General Counsel and Clerk